SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2007

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

155 Morristown Road
Bernardsville, New Jersey		07924
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (908) 221-0100

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Effective January 4, 2007, Mr. Joseph M. Sullivan, President of the Registrant’s Sullivan Financial Services, Inc. subsidiary (“SFS”), resigned from his employment with, and service on the Board of, SFS. In addition, Mr. Sullivan resigned from membership on the Boards of the Registrant and its Somerset Hills Bank subsidiary.

The Registrant also announced that it had appointed a new interim management team for SFS who will be reporting to Stewart McClure, President and CEO. The team, consisting of Laura Lyons, SVP Operations and Jody Tobia, SVP Sales, part of the current management team of SFS, will jointly oversee SFS’s operations and fulfill those duties previously undertaken by Mr. Sullivan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Somerset Hills Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERSET HILLS BANCORP
(Registrant)

Dated: January 8, 2007	By:	/s/ Stewart E. McClure, Jr.
STEWART E. MCCLURE, JR.
President
and Chief Executive Officer